                                                               EXHIBIT 1-A(3)(c)



                              Commission Schedule


     The following commissions will be paid with respect to the sale of a
Policy:

                                    Percentage of Single
                                           Premium
                                    --------------------

               Agent                         3%

               General Agent                 1/2%